Exhibit 10.1

CORPORATE RESOLUTION TO BORROW / GRANT COLLATERAL

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,740,000.00	03-27-2013	03-25-2014	[redacted]	02AZ / SAVG		16421	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Corporation: Comerstone Bancshares, Inc
835 Georgia Avenue
Chattanooga, TN 37402

Lender: First Tennessee Bank National Association
Correspondent Services - Memphis
165 Madison 5th Floor
Memphis, TN 38103
(800) 453-7686

I, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION'S EXISTENCE. The complete and correct name of the Corporation is Comerstone Bancshares, Inc ("Corporation"). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the Corporation's state of incorporation. The Corporation is duly authorized to transact business in the State of Tennessee and all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 835 Georgia Avenue, Chattanooga, TN 37402. Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation's state of organization or any change in the Corporation's name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duly called and held on March 25, 2013 at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICER. The following named person is an officer of Comerstone Bancshares, Inc:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
Nathaniel F. Hughes	President	Y	X [signature]

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in his or her judgment should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all of the Corporation's real property and all of the Corporation's personal property (tangible or intangible), as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as he or she may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as the officer may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business: **None.**

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) change in the Corporation's state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the

Corporation and Lender. No change in the Corporation's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officer named above is duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, I have hereunto set my hand and attest that the signature set opposite the name listed above is his or her genuine signature.

I have read all the provisions of this Resolution, and I personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Corporate Resolution to Borrow / Grant Collateral is dated March 27, 2013.

CERTIFIED TO AND ATTESTED BY:

X ______________________________
Authorized Signer for Cornerstone Bancshares, Inc

NOTE: If the officer signing this Resolution is designated by the foregoing document as one of the officers authorized to act on the Corporation's behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the Corporation.

LASER PRO Lending, Ver. 12.4.0.002 Copr. Harland Financial Solutions, Inc. 1997, 2013. All Rights Reserved. - TN C:\LASERPRO\CFI\LPL\C10.FC TR-76303 PR-TYPICAL

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,740,000.00	03-27-2013	03-25-2014	[redacted]	02A2 / SAVG		16421	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Cornerstone Bancshares, Inc
835 Georgia Avenue
Chattanooga, TN 37402

Lender: First Tennessee Bank National Association
Correspondent Services - Memphis
165 Madison 5th Floor
Memphis, TN 38103
(800) 453-7686

Principal Amount: $1,740,000.00 **Date of Note: March 27, 2013**

PROMISE TO PAY. Cornerstone Bancshares, Inc ("Borrower") promises to pay to First Tennessee Bank National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Seven Hundred Forty Thousand & 00/100 Dollars ($1,740,000.00), together with interest on the unpaid principal balance from March 27, 2013, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 2.000% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in one principal payment of $1,740,000.00 plus interest on March 25, 2014. This payment due on March 25, 2014, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning June 27, 2013, with all subsequent interest payments to be due on the same day of each quarter after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: First Tennessee Bank National Association, P.O. Box 31 Memphis, TN 38101.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 21.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

ENFORCEMENT ACTION. The bank will have the right to offset the subject loan with the savings account held as collateral in the event a new public enforcement action is issued to the bank or holding company.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

Any payment not made when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the maximum effective contract rate of interest which the Lender may lawfully charge.

In the event of any renewal or extension of the loan indebtedness evidenced hereby, unless the parties otherwise agree to a lower rate, the Lender shall have the right to charge interest at the highest of the following rates: (i) the maximum rate permissible at the time the contract to make the loan was executed; or (ii) the maximum rate permissible at the time the loan was made; or (iii) the maximum rate permissible at the time of such renewal or extension; or (iv) the maximum rate permitted by applicable federal law; it being intended that those statutes and laws, state or federal, from time to time in effect, which permit the charging of the higher rate of interest shall govern the maximum rate which may be charged hereunder. In the event that for any reason the foregoing provisions hereof shall not contain a valid, enforceable designation of a rate of interest prior to maturity or method of determining the same, then the indebtedness hereby evidenced shall bear interest prior to maturity at the maximum effective rate which may be lawfully charged by the Lender under applicable law.

Regardless of any provision herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the maximum contract rate which may be lawfully charged by the holder hereof under applicable law; and in the event the holder hereof ever receives, collect, or applies at interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to the undersigned. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful contract rate, the undersigned and the holder hereof shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as a reasonable loan charge, rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term hereof, so that the interest accrued or to accrue throughout the entire term contemplated hereby shall at no time exceed the maximum lawful contract rate.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Tennessee without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Tennessee.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Shelby County, State of Tennessee.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

FINANCIAL STATEMENTS. The undersigned agrees to furnish a current financial statement upon the request of Lender from time to time, and further agrees to execute and deliver all other instruments and take such other actions as Lender may from time to time reasonably request in order to carry out the provisions and intent hereof.

LATE FEE. For any payment which is not made within 10 days of the due date for such payment, the Borrower shall pay a late fee. The late fee shall equal 5% of the unpaid portion of the past-due payment.

EXCLUSION FROM INDEBTEDNESS. Excluded from indebtedness shall be any indebtedness governed by the Federal Truth in Lending Act.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: deposit accounts described in an Assignment of Deposit Account dated March 27, 2013.

USA PATRIOT ACT. Important information about procedures for opening a new account. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity that opens an account.

What this means to you: When you open an account, we will ask for Federal Tax Identification Number, physical street address of your business, full legal name of your business and other information that will allow us to identify your company. We may also ask you to provide copies of certain documents that will aid in confirming this information.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

USURY SAVINGS CLAUSE. It is the intention of Lender and Borrower to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall Lender ever be entitled to charge, receive, collect, or apply as interest any interest, fees, charges, or other payments equivalent to interest, in excess of the maximum rate which the Lender may lawfully charge under applicable state and federal statutes and laws from time to time in effect; and, in the event that Lender ever receives, collects, or applies as interest, any such excess, such amount which, but for this provision, would be excessive interest shall be applied to the reduction of the unpaid principal amount of the Note; and, if said principal amount and all lawful interest thereon is paid in full, any remaining excess shall be refunded to Borrower. All interest paid or agreed to be paid shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan, including any renewals, until payment in full of the principal. Any provision hereof, or of any other agreement between Lender and Borrower, that operates to bind, obligate, or compel Borrower to pay interest in excess of such maximum lawful contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Lender and Borrower that is in conflict with the provisions of this paragraph.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this

loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

CORNERSTONE BANCSHARES, INC

By: ______________________________
Nathaniel F. Hughes, President of Cornerstone Bancshares, Inc

LASER PRO Lending, Ver. 12.4.0.003 Copr. Harland Financial Solutions, Inc. 1997, 2013. All Rights Reserved. - TN [illegible] PR-TYPICAL

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,740,000.00	03-20-2014	03-25-2015	[redacted]	09A0 / SAVG		16421	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Cornerstone Bancshares, Inc
835 Georgia Avenue
Chattanooga, TN 37402

Lender: First Tennessee Bank National Association
Correspondent Services - Memphis
165 Madison 5th Floor
Memphis, TN 38103
(800) 453-7686

Principal Amount: $1,740,000.00 **Date of Agreement: March 20, 2014**

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated March 27, 2013 from Borrower to Lender in the original amount of $1,740,000.00.

DESCRIPTION OF COLLATERAL. Savings Account Number [redacted] with Lender in the name of Cornerstone Bancshares, Inc.

DESCRIPTION OF CHANGE IN TERMS. The following changes will be effective on March 17, 2014:

The maturity date of the loan will be extended from March 25, 2014 to March 25, 2015.

The repayment schedule will be as follows:

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on March 25, 2015. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning March 27, 2014, with all subsequent interest payments to be due on the same day of each quarter after that.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

CORNERSTONE BANCSHARES, INC

By: ______________________________
Nathaniel F. Hughes, President of Cornerstone Bancshares, Inc

LASER PRO Lending, Ver. 13.4.0.034 Copr. Harland Financial Solutions, Inc. 1997, 2014. All Rights Reserved. - TN C:\BLASIDISTRIB\CFI\LPL\D20C.FC TR-79466 PR-TYPICAL